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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        ON'VILLAGE COMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)


           California                                  95-4556314
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   (State of incorporation                          (I.R.S. Employer
      or organization)                            Identification Number)


           26135 Mureau Road, Suite 100, Calabasas, California 91302
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                    (Address of principal executive offices)


If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


Securities Act registration statement file number to which this form relates:
                                   333-22811


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                  Name of each exchange on which
     to be so registered                  each class is to be registered
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                                      None


Securities to be registered pursuant to Section 12(g) of the Act:

          Units, each consisting of one share of Class A Common Stock and one Class A Warrant


                              Class A Common Stock
                                Class A Warrants
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The securities to be registered are the Registrant's Units, each consisting of one share of Class A Common Stock (the "Common Stock") and one redeemable Class A Warrant (the "Warrants"), the Common Stock and the Warrants. The description of the Units, the Common Stock, and the Warrants contained in Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 ("Amendment No. 3"), filed with the Securities and Exchange Commission on October 23, 1997, under the heading "Description of Securities" on pages 53-55 of Amendment No. 3 is hereby incorporated herein by reference and made a part hereof pursuant to Rule 12b-23 under the Securities Exchange Act of 1934.


ITEM 2.  EXHIBITS.

1.   Restated Articles of Incorporation.(1)

2.   Amended and Restated Bylaws.(3)

3.   Specimen Class A Common Stock Certificate.(2)

4. Form of Warrant Agreement by and among the Company, American Stock Transfer & Trust Company, and D.H. Blair Investment Banking Corp. (including form of Warrant certificate).(3)

5.   Specimen Form of Unit Certificate.(4)


     (1) Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission on March 5, 1997, and incorporated herein by reference.

     (2) Previously filed as an exhibit to Amendment No. 1 to the Registration Statement, and incorporated herein by reference.

     (3) Previously filed as an exhibit to Amendment No. 2 to the Registration Statement, and incorporated herein by reference.

     (4) Previously filed as an exhibit to Amendment No. 3 to the Registration Statement, and incorporated herein by reference.
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                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, on this 27th day of October, 1997.



ON'VILLAGE COMMUNICATIONS, INC.


By:  /s/ JACK TRACHT
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     Jack Tracht
     Chief Executive Officer